UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2010

PHH Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-07797	52-0551284
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Leadenhall Road, Mount Laurel, New Jersey		08054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856-917-1744

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Management

On May 14, 2010, PHH Corporation ("PHH" or the "Company") announced the appointment of Luke S. Hayden, age 53, as President of the Company’s subsidiary, PHH Mortgage Corporation ("PHH Mortgage"), reporting to Mr. Jerome J. Selitto, President and Chief Executive Officer of the Company.

Mr. Hayden most recently was Chief Executive Officer of Mortgage Renaissance Investment Trust, New York, a company designed to provide equity capital to support non-agency lending and securitization. Previously, he led the restructuring of GMAC Mortgage’s capital markets activities and integrated its RFC and GMACM affiliate operations. He also previously served for 13 years at JP Morgan Chase Corporation, where he was Executive Vice President of Consumer Market Risk Management responsible for Chase Home Finance’s mortgage portfolio and capital markets activities. Prior to Chase, Mr. Hayden held senior positions at Security Pacific National Bank and First Interstate Bank of California.

Also on May 14, 2010, Mark R. Danahy, former President and Chief Executive Officer of PHH Mortgage and former Executive Vice-President, Mortgage of the Company, left the Company to pursue other opportunities. Mr. Danahy and the Company are in discussions concerning the terms of his separation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH Corporation

May 20, 2010	By:	William F. Brown

Name: William F. Brown
Title: Senior Vice President, General Counsel & Secretary